FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON JULY 19, 2002                           REGISTRATION NO. 333-82426


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 4

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           ACT TELECONFERENCING, INC.
             (Exact name of registrant as specified in its charter)

          COLORADO                        7389                          84-1132665
  State or other jurisdiction  (Primary standard industrial          (I.R.S. Employer
      of incorporation)        classification code number)        Identification Number)

                         1658 COLE BOULEVARD, SUITE 130
                             GOLDEN, COLORADO 80401
                                 (303) 235-9000
          (Address and telephone number of principal executive offices)

                                GAVIN J. THOMSON
                             CHIEF FINANCIAL OFFICER
                           ACT TELECONFERENCING, INC.
                         1658 COLE BOULEVARD, SUITE 130
                             GOLDEN, COLORADO 80401
                                 (303) 235-9000
           (Name, address, and telephone number of agent for service)

                                   COPIES TO:
                            WILLIAM J. CAMPBELL, ESQ.
                             MICHAEL M. McGAWN, ESQ.
                               FAEGRE & BENSON LLP
                       370 SEVENTEENTH STREET, SUITE 2500
                             DENVER, COLORADO 80202
                              PHONE: (303) 820-0630
                               FAX: (303) 820-0600

             APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                   ----------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


     This is an amendment to Part II of the registration statement on Form S-1 filed by ACT Teleconferencing, Inc. on 7/3/02.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than agent's commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission filing fee.

        Securities and Exchange Commission filing fee..............       $     215
        Legal fees and expenses*...................................          20,000
        Accounting fees and expenses*..............................          20,000
        Transfer agent fees and expenses*..........................           5,000
        Printing and engraving expenses*...........................          15,000
        Miscellaneous*.............................................           5,000

          Total....................................................       $  65,215

-----------
*    Indicates estimate for the purpose of this filing.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Colorado Business Corporation Act permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts. Our articles of incorporation conform to the Colorado Business Corporation Act. Our articles of incorporation, and their amendments, are incorporated by reference as Exhibit 3.1 to this registration statement.

     In general, we may indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which this person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires the board of directors independent determination, independent legal counsel's determination, or a vote of the shareholders that the person to be indemnified met the applicable standard of conduct.

     The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above. However, with respect to actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

     Indemnification may also be granted under the terms of agreements which may be entered into in the future according to a vote of shareholders or directors. In addition, we are authorized to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their services in these positions. We may obtain an insurance policy in the future.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the registrant has issued and sold unregistered securities as set forth below. We did not utilize an underwriter in any of these transactions. The recipients of securities in each transaction represented their intention to acquire the securities without a view to the distribution thereof. All the issued securities were restricted securities under Rule 144 and appropriate restrictive legends were affixed to the securities in each transaction.

     1. On March 31, 1998, we agreed to issue 183,853 warrants to purchase common stock, exercisable at $7.00 each (the market value of our common stock on the day we began negotiations), to Sirrom Capital Corporation and 147,114 identical warrants to Equitas L.P., in consideration for a loan to us totaling $2.5 million in the form of subordinated debt. As of September 30, 2001, Sirrom Capital Corporation held 216,802 warrants and Equitas L.P. held 200,825 warrants. The warrants expire April 30, 2003. The number of Equitas warrants is adjustable on March 31, 2002 to 228,410 if the loan is not repaid by that date. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     2. In February 1999, we completed a private offering of 109,912 units, each comprised of one share of common stock at $5.50 per share and one warrant to purchase one share of common stock. The private placement generated net proceeds of $592,505, which were used for general corporate purposes. The warrants are exercisable at $7.00 and expire on December 31, 2003. The securities were purchased primarily by our officers, directors, and employees. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     3. On April 1, 1999, we issued 12,000 shares of common stock and warrants to purchase 25,000 shares of common stock to the Adizes Institute in consideration for consulting services. The warrants are exercisable at $7.00 and expire on April 1, 2002. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     4. On July 1, 1999, we issued warrants to purchase 50,000 shares of common stock to John Pfeiffer in consideration for corporate communications services provided to us. The warrants are exercisable at $5.00 per share and expire on July 1, 2003. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     5. On July 31, 1999, we issued a two-year convertible note to Compunetix, Inc. in the amount of $500,000 bearing interest at 9 percent, payable on July 31, 2001. This note was to convert into 71,429 restricted shares of common stock at the option of the holder if it was not repaid by July 31, 2001. The note was extended and subsequently repaid in October 2001. No shares of stock were issued to Compunetix. The note was issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     6. On October 19, 1999, we issued 2,000 shares of Series A preferred stock to GMN Investors II, L.P. for $2,000,000. The issuance of Series A was accompanied by warrants to purchase 400,000 shares of common stock at $7.00 per share. The warrants expire on October 19, 2006. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 thereunder.

     7. On October 19, 1999, we issued warrants to purchase 20,000 shares of common stock to Bathgate McColley Capital Group, LLC,. The warrants are exercisable at $7.00 and expire on October 19, 2006, in consideration for Bathgate's services as placement agent in our issuance of preferred stock to GMN Investors II, L.P., and were issued in reliance on Section 4(2) of the Securities Act of 1933.

     8. On January 1, 2000, we acquired the 20 percent minority interest of our Australian subsidiary, ACT Teleconferencing (Pty) Ltd. for $65,000 cash and 50,000 shares of our common stock from its managing director. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.

     9. On January 1, 2000, we acquired a 16.7 percent minority interest in ACT Business Solutions Limited, based in the United Kingdom by issuing 20,000 shares of our common stock to its three minority owners. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.

     10. On January 6, 2000, we issued 36,000 shares and paid $50,000 cash to purchase the assets of Mueller Telecommunications, Inc.'s internet service provider division. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     11. On January 6, 2000, we issued 40,000 shares of common stock and warrants to purchase 60,000 shares of common stock to Dinway Services, Ltd. in consideration for consulting services. The warrants are exercisable at $10.00 per share and expire on January 6, 2003. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     12. On July 31, 2000, we acquired the teleconferencing services business of Asia Pacific Business Services Limited based in Hong Kong for approximately $440,000 including 14,000 shares of our common stock. These securities were issued in a transaction exempt from registration under Regulation S of the Securities Act of 1933.

     13. On January 17, 2001, we acquired the 40 percent minority interest of our United Kingdom subsidiary, ACT Teleconferencing Limited, from its managing director, for notes payable of $6,111,000, cash of $794,000, and 360,000 shares of our common stock valued at $2,182,000. These securities were issued in a transaction exempt from registration under Regulation S of the Securities Act of 1933.

     14. On April 5, 2001, we issued warrants to purchase 10,000 shares of common stock to Bathgate McColley Capital Group in consideration for services rendered. The warrants are exercisable at $7.00 and expire on April 5, 2005. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     15. On May 24, 2001, we issued warrants to purchase 18,000 shares of common stock to the Adizes Institute in consideration for consulting services. The warrants are exercisable at $10.00 and expire on May 24, 2004. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     16. On June 6, 2001, we issued 12,500 shares of common stock to the Adizes Institute for consulting services. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     17. On September 28, 2001, we issued a total of 769,231 shares of common stock to Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., and Special Situations Private Equity Fund, L.P. for $5,000,000 cash. These securities were issued in transactions exempt from registration in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     18. On October 10, 2001, we issued 769,231 shares of common stock to PictureTel Corp. as partial consideration for the assets of the 1414(c) video conferencing service delivery business of PictureTel. These securities were issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     19. On October 11, 2001, we issued 200,000 shares of common stock to GMN Investors II, L.P., together with a payment of $690,000 cash and $338,176 in accrued dividends and a repricing of 400,000 warrants to purchase our common stock from $7.00 to $6.45 per share, to liquidate the 2,000 shares of Series A preferred stock that we had issued to GMN in October 1999. The issuance of common stock in this transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     20. On January 2, 2002, we issued 500,000 shares of common stock to certain shareholders of Proximity, Inc. as partial consideration for our merger with Proximity. These securities were issued in transactions exempt from registration in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     21. On May 17, 2002, we issued 500 shares of 6.5% Series C Convertible Preferred Stock for $4,635,000, net of financing fees of $365,000. We also issued callable warrants to purchase 275,862 shares of common stock at $5.00 per share which expire on May 17, 2007. The preferred stockholders may convert their shares into ACT common stock at a fixed price of $5.00 per share. The stock is subject to 15 mandatory monthly redemptions of approximately $333,000 commencing on August 17, 2002. We may make redemption payments in cash or by delivering shares of common stock based on a 10% discount to market price of the stock at that time.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The Financial Statements and Schedule I--Condensed Financial Information of Registrant and Schedule II--Valuation and Qualifying Accounts listed on the index on Page F-1 following are included herein by reference. All other schedules are omitted, either because they are not applicable or because the required information is shown in the financial statements or the notes thereto.

                                    EXHIBITS

          NUMBER        DESCRIPTION
          ------        ------------

          1.1(1)       Form of Agency Agreement
          1.3(1)       Form of Agent's Warrant
          1.4(1)       Form of Warrant Agreement
          3.1(2)       Restated articles of incorporation of ACT April 15, 1996,
                       as amended October 18, 1999, and November 26, 2001
        3.1.1(16)      Certificates of Designations, Preferences, and rights of
                       Preferred Stock (Series C)
          3.2(3)       Bylaws of ACT, amended and restated as of May 22, 2001
          4.1(4)       Form of specimen certificate for common stock of ACT
          5(14)        Opinion of counsel
         10.1(4)       Stock option plan of 1991, as amended, authorizing
                       400,000 shares of common stock for issuance under the
                       plan
         10.2(4)       Form of stock option agreement
         10.3(4)       Form of common stock purchase warrant
         10.10(4)      Split dollar insurance agreement dated March 1, 1990,
                       between ACT and Gerald D. Van Eeckhout
         10.11(12)     Service agreement dated April 10, 1992 between David
                       Holden and ACT Teleconferencing Limited
         10.12(12)     Share purchase agreement by and between ACT
                       Teleconferencing, Inc. and David L. Holden & others.
         10.13(12)     Instrument constituting L1,172,000 convertible secured A
                       loan notes and L2,980,000 convertible secured B loan
                       notes by and between ACT Teleconferencing, Inc. and David
                       L. Holden & others
         10.19(5)      Stock option plan of 1996, as amended
         10.20(2)      Employee stock purchase plan, as amended
         10.22(6)      Loan and security agreement dated March 31, 1998 and form
                       of stock purchase warrant with Sirrom Capital Corporation
                       and Equitas L.P.
         10.23(6)      Loan agreement with Key Bank, N.A.
         10.24(7)      Lease commitment and warrant with R.C.C. Finance Group
                       Ltd.
         10.25(7)      Contract for the supply of conferencing services design
                       development and information signed July 14, 1998 between ACT Teleconferencing Services, Inc. and Concert Global
                       Networks Limited
         10.26(7)      Agreement for the supply of conferencing services signed
                       July 14, 1998 between ACT Teleconferencing Services, Inc.
                       and Concert Global Networks Limited

         10.27(7)      Agreement for videoconferencing equipment and services
                       (GTE Telephone Operating Companies) dated October 1, 1998
         10.28(2)      Stock option plan of 2000, as amended
         10.29(2)      Service order attachment signed March 15, 2001, between
                       ACT Teleconferencing Services, Inc. and AT&T Corporation
                       for the supply of domestic voice/data services.
         10.30(8)      Asset Purchase Agreement by and between ACT
                       Teleconferencing, Inc., ACT Videoconferencing, Inc. and
                       PictureTel Corporation dated as of October 4, 2001.
         10.31(8)      Note in the original principal amount of $2.25 Million
                       with ACT Teleconferencing, Inc. as maker and PictureTel
                       Corporation as holder.
         10.32(8)      Letter agreement between ACT Teleconferencing, Inc. and
                       GMN Investors II, L.P. dated as of October 11, 2001, for
                       the redemption of Series A Preferred Stock.
         10.33(8)      Amended and Restated Warrant between ACT
                       Teleconferencing, Inc. and GMN Investors II, L.P.
         10.34(8)      Terms and Conditions for Purchase of Shares between ACT
                       Teleconferencing, Inc. and Special Situations Fund III,
                       L.P., Special Situations Cayman Fund, L.P., and Special
                       Situations Private Equity Fund, L.P.
         10.35(9)      Agreement and Plan of Merger dated as of December 21,
                       2001, by and among ACT Teleconferencing, Inc., ACT
                       Proximity, Inc., Proximity, Inc., Robert C. Kaphan,
                       Richard Parlato, and North Atlantic Venture Fund II, L.P.
         10.36(13)     Promissory note to Gerald Van Eeckhout
         10.37(13)     Security agreement to Gerald Van Eeckhout
         10.38(13)     Long term stock incentive for Gene Warren dated
                       July 1, 2001
         10.39(13)     Promissory note to Gene Warren
         10.40(13)     Security agreement to Gene Warren
         10.41(13)     Line of credit agreement with Wells Fargo Business Credit
         10.42(15)     Videoconferencing services agreement with Bristol Myers
                       Squibb Company
         10.43(16)     Securities Purchase Agreement for Preferred Stock dated
                       May 17, 2002
         10.44(16)     Registration Rights Agreement with Preferred Shareholders
         10.45(16)     Form of Warrant Agreement with Preferred Shareholders
            21(14)     Subsidiaries of ACT Teleconferencing, Inc.

            23(14)     Consent of independent auditors

         23.2(10)      Consent of counsel to the Company
          24(14)       Power of attorney

-----------
(1) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on March 10, 2000, File No. 33-32156.

(2) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-744138.

(3) Incorporated by reference, attached as an exhibit of the same number to our Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 21, 2001, File No. 0-27560.

(4) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D.

(5) Incorporated by reference, attached as an exhibit to our schedule 14A Information filed with the Securities and Exchange Commission on April 30, 1997, File No. 0-27560, and amended and attached as exhibit 4.6 to our Form S-8, filed on July 2, 1998, File 333-58403.

(6) Incorporated by reference, attached an exhibit of the same number to our Amendment No. 1 to Form 10-QSB for the quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 24, 1998 (originally filed under cover of Form SE on August 14, 1998) File 0-27560.

(7) Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the quarter ending September 30, 1998, filed with the Securities and Exchange Commission on November 16, 1998, File 0-27560.

(8) Incorporated by reference, attached as an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2001, File No. 0-27560.

(9) Incorporated by reference, attached as exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2002, File No. 0-27560.

(10) Included in Exhibit 5.

(11) Included with signature pages.

(12) Incorporated by reference, attached as an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2001, File No. 0-27560.

(13) Incorporated by reference, attached as an exhibit to our report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002, File No. 0-27560.

(14) Previously filed


(15) Incorporated by reference, attached as an exhibit to our report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002, File No. 0-27560. Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed seperately with the Securities and Exchange Commission.


(16) Incorporated by reference, attached as an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2002, File No. 0-27560.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, on July 19, 2002.


                                   ACT TELECONFERENCING, INC
                                   Registrant

                                   By:        /s/ Gerald D. Van Eeckhout
                                              --------------------------
                                                Gerald D. Van Eeckhout
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below on the 19th day of July, by the following persons in the capacities indicated:


          SIGNATURE                                    TITLE
          ---------                                    -----

     /s/ Gerald D. Van Eeckhout       Chairman and Chief Executive Officer
     --------------------------       (Principal Executive Officer)
       Gerald D. Van Eeckhout

        /s/ Gavin J. Thomson          Chief Financial Officer and Secretary
        --------------------          (Principal Financial and Accounting
          Gavin J. Thomson            Officer)

        /s/ James F. Seifert*         Director
        ---------------------
          James F. Seifert

      /s/ Donald L. Sturtevant*       Director
      -------------------------
        Donald L. Sturtevant

        /s/ Ronald J. Bach*           Director
        -------------------
          Ronald J. Bach


     /s/ Carolyn R. Van Eeckhout*     Director
     ---------------------------
       Carolyn R. Van Eeckhout



*  By Gavin J. Thomson, Attorney in Fact

INDEX OF EXHIBITS

All exhibits are filed electronically, unless incorporated by reference.

          NUMBER       DESCRIPTION
          ------       -----------

           1.1(1)      Form of Agency Agreement
           1.3(1)      Form of Agent's Warrant
           1.4(1)      Form of Warrant Agreement
           3.1(2)      Restated articles of incorporation of ACT April 15, 1996,
                       as amended October 18, 1999, and November 26, 2001
         3.1.1(16)     Certificates of Designations, Preferences, and rights of
                       Preferred Stock (Series C)
           3.2(3)      Bylaws of ACT, amended and restated as of May 22, 2001
           4.1(4)      Form of specimen certificate for common stock of ACT
             5(14)     Opinion of counsel
          10.1(4)      Stock option plan of 1991, as amended, authorizing
                       400,000 shares of common stock for issuance under the
                       plan
          10.2(4)      Form of stock option agreement
          10.3(4)      Form of common stock purchase warrant
         10.10(4)      Split dollar insurance agreement dated March 1, 1990,
                       between ACT and Gerald D. Van Eeckhout
         10.11(12)     Service agreement dated April 10, 1992 between David
                       Holden and ACT Teleconferencing Limited
         10.12(12)     Share purchase agreement by and between ACT
                       Teleconferencing, Inc. and David L. Holden & others.
         10.13(12)     Instrument constituting L1,172,000 convertible secured A
                       loan notes and L2,980,000 convertible secured B loan
                       notes by and between ACT Teleconferencing, Inc. and David
                       L. Holden & others
         10.19(5)      Stock option plan of 1996, as amended
         10.20(2)      Employee stock purchase plan, as amended
         10.22(6)      Loan and security agreement dated March 31, 1998 and form
                       of stock purchase warrant with Sirrom Capital Corporation
                       and Equitas L.P.
         10.23(6)      Loan agreement with Key Bank, N.A.
         10.24(7)      Lease commitment and warrant with R.C.C. Finance Group
                       Ltd.
         10.25(7)      Contract for the supply of conferencing services design
                       development and information signed July 14, 1998 between
                       ACT Teleconferencing Services, Inc. and Concert Global
                       Networks Limited
         10.26(7)      Agreement for the supply of conferencing services signed
                       July 14, 1998 between ACT Teleconferencing Services, Inc.
                       and Concert Global Networks Limited
         10.27(7)      Agreement for videoconferencing equipment and services
                       (GTE Telephone Operating Companies) dated October 1, 1998
         10.28(2)      Stock option plan of 2000, as amended
         10.29(2)      Service order attachment signed March 15, 2001, between
                       ACT Teleconferencing Services, Inc. and AT&T Corporation for the supply of domestic voice/data services.

         10.30(8)      Asset Purchase Agreement by and between ACT
                       Teleconferencing, Inc., ACT Videoconferencing, Inc. and
                       PictureTel Corporation dated as of October 4, 2001.
         10.31(8)      Note in the original principal amount of $2.25 Million
                       with ACT Teleconferencing, Inc. as maker and PictureTel
                       Corporation as holder.
         10.32(8)      Letter agreement between ACT Teleconferencing, Inc. and
                       GMN Investors II, L.P. dated as of October 11, 2001, for
                       the redemption of Series A Preferred Stock.
         10.33(8)      Amended and Restated Warrant between ACT
                       Teleconferencing, Inc. and GMN Investors II, L.P.
         10.34(8)      Terms and Conditions for Purchase of Shares between ACT
                       Teleconferencing, Inc. and Special Situations Fund III,
                       L.P., Special Situations Cayman Fund, L.P., and Special
                       Situations Private Equity Fund, L.P.
         10.35(9)      Agreement and Plan of Merger dated as of December 21,
                       2001, by and among ACT Teleconferencing, Inc., ACT
                       Proximity, Inc., Proximity, Inc., Robert C. Kaphan,
                       Richard Parlato, and North Atlantic Venture Fund II, L.P.
         10.36(13)     Promissory note to Gerald Van Eeckhout
         10.37(13)     Security agreement to Gerald Van Eeckhout
         10.38(13)     Long term stock incentive for Gene Warren dated
                       July 1, 2001
         10.39(13)     Promissory note to Gene Warren
         10.40(13)     Security agreement to Gene Warren
         10.41(13)     Line of credit agreement with Wells Fargo Business Credit
         10.42(15)     Videoconferencing services agreement with Bristol Myers
                       Squibb Company
         10.43(16)     Securities Purchase Agreement for Preferred Stock dated
                       May 17, 2002
         10.44(16)     Registration Rights Agreement with Preferred Shareholders
         10.45(16)     Form of Warrant Agreement with Preferred Shareholders
            21(14)     Subsidiaries of ACT Teleconferencing, Inc.

            23(14)     Consent of independent auditors

          23.2(10)     Consent of counsel to the Company
            24(14)     Power of attorney

-----------
(1) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on March 10, 2000, File No. 33-32156.

(2) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-744138.

(3) Incorporated by reference, attached as an exhibit of the same number to our Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 21, 2001, File No. 0-27560.

(4) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D.

(5) Incorporated by reference, attached as an exhibit to our schedule 14A Information filed with the Securities and Exchange Commission on April 30, 1997, File No. 0-27560, and amended and attached as exhibit 4.6 to our Form S-8, filed on July 2, 1998, File 333-58403.

(6) Incorporated by reference, attached an exhibit of the same number to our Amendment No. 1 to Form 10-QSB for the quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 24, 1998 (originally filed under cover of Form SE on August 14, 1998) File 0-27560.

(7) Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the quarter ending September 30, 1998, filed with the Securities and Exchange Commission on November 16, 1998, File 0-27560.

(8) Incorporated by reference, attached as an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2001, File No. 0-27560.

(9) Incorporated by reference, attached as exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2002, File No. 0-27560.

(10) Included in Exhibit 5.

(11) Included with signature pages.

(12) Incorporated by reference, attached as an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2001, File No. 0-27560.

(13) Incorporated by reference, attached as an exhibit to our report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002, File No. 0-27560.

(14) Previously filed.


(15) Incorporated by reference, attached as an exhibit to our report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002, File No. 0-27560. Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed seperately with the Securities and Exchange Commission.


(16) Incorporated by reference, attached as an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2002, File No. 0-27560.